June 24, 1996



Securities and Exchange Commission
Washington, D. C.

Dear Sir/Ma'am:

Please find enclosed the Form of Proxy that was inadvertently not included in the Cabletron Systems, Inc. filing of DEF 14A(Proxy Statement) on June 11, 1996 (accession number 0000846909-96-000019).



Sincerely,

CALBETRON SYSTEMS, INC.



Edward R. Cortes
Manager, Investor Relations



FORM OF PROXY

1.  Election of Director:   For ___________  Withhold  ___________

Nominee as Class I Director - Term Expires 1999

Michael D. Myerow

RECORD DATE OF SHARES:

Mark box at right if comments or address change have been noted on the reverse side of this card. ___________

Please be sure to sign and date this Proxy  Date_________________

Shareholder sign here                       Co-owner sign here

Please vote, sign and return promptly in the enclosed envelope.

Please sign name exactly as shown. Where there is more than one holder, each should sign. When signing as an attorney, administrator, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, stating his or her title or authority.

CABLETRON SYSTEMS, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, July 17, 1996.

Thanks you in advance for your prompt consideration of these matters.

Sincerely,



Cabletron Systems, Inc.

CABLETRON SYSTEMS, INC.

Proxy Ballot

Proxy for the Meeting of Stockholders, July 17, 1996.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Craig R. Benson and S. Robert Levine and each of them, as attorneys and proxies, with full power of substitution, to represent and to vote at the Annual Meeting of Stockholders of Cabletron Systems, Inc. (the "Company") to be held at the Cabletron Systems, Training Facility, Pease International Tradeport, Newington, New Hampshire 03801, on July 17, 1996 at 10:00 a.m., and at any and all adjourned sessions thereof, all shares of Common Stock of the Company which the undersigned could vote, if present, in such manner as they determine on any matters which may properly come before the meeting and to vote on the following as specified below and on the reverse side hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE AND FOR THE MATTERS SPECIFIED ON THE REVERSE HEREOF.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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